EXHIBIT (23)(ii)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (No. 333-43426) on Form S-3D and Registration Statement (No. 333-254489) on Form S-8 of Peoples Bancorp of North Carolina, Inc. of our report dated March 7, 2024, relating to the consolidated financial statements of Peoples Bancorp of North Carolina, Inc., appearing in this Annual Report on Form 10-K of Peoples Bancorp of North Carolina, Inc. for the year ended December 31, 2024.

/s/ Elliott Davis, PLLC

Raleigh, North Carolina

March 12, 2025